UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GRAMERCY CAPITAL CORP.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	06-1722127
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

420 Lexington Avenue	10170
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-126938

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
8.125% Series A Cumulative Redeemable Preferred Stock, par value $.001 per share	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  Description of Registrant’s Securities To Be Registered.

The description of the 8.125% Series A Cumulative Redeemable Preferred Stock, par value $.001 per share of Gramercy Capital Corp. (the “Registrant”) is set forth under the caption “Description of the Series A Preferred Stock” in the Registrant’s prospectus supplement dated April 13, 2007 and under the caption “Description of Preferred Stock” in the Registrant’s prospectus dated September 9, 2005, as filed together with the Commission on April 16, 2007 under Rule 424(b)(5) as a form of prospectus used after the effectiveness of the Registrant’s registration statement on Form S-3 (Registration No. 333-126938), which descriptions are incorporated herein by reference.

ITEM 2.  Exhibits.

The following exhibits are being incorporated by reference into this registration statement.

Exhibit Number	Description
3.1	Articles of Incorporation of the Company, incorporated by reference to the Company’s Registration Statement on Form S-11 (No. 333-114673), filed with the Commission on June 23, 2004.

3.2	Bylaws of the Company, incorporated by reference to the Company’s Registration Statement on Form S-11 (No. 333-114673), filed with the Commission on June 23, 2004.

3.3

Articles Supplementary designating the Company’s 8.125% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $.001 per share, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on April 18, 2007.

4.1

Form of specimen stock certificate evidencing the common stock of the Company, par value $0.001 per share, incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the Commission on April 18, 2007.

4.2

Form of specimen stock certificate evidencing the 8.125% Series A Cumulative Redeemable Preferred Stock of the Company, liquidation preference $25.00 per share, par value $.001 per share, incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the Commission on April 18, 2007.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GRAMERCY CAPITAL CORP.

Date: April 18, 2007	By:	/s/ Robert R. Foley
Robert R. Foley
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation of the Company, incorporated by reference to the Company’s Registration Statement on Form S-11 (No. 333-114673), filed with the Commission on July 23, 2004.

3.2	Bylaws of the Company, incorporated by reference to the Company’s Registration Statement on Form S-11 (No. 333-114673), filed with the Commission on June 23, 2004.

3.3

Articles Supplementary designating the Company’s 8.125% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $.001 per share, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated April 18, 2007.

4.1

Form of specimen stock certificate evidencing the common stock of the Company, par value $0.001 per share, incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the Commission on April 18, 2007.

4.2

Form of specimen stock certificate evidencing the 8.125% Series A Cumulative Redeemable Preferred Stock of the Company, liquidation preference $25.00 per share, par value $.001 per share, incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the Commission on April 18, 2007.